NestEgg Funds
Proxy Vote Disclosure (Unaudited)
On October 28, 2002 a Special Meeting of the Shareholders of the American Independence Funds (the "Funds") took place at the offices of BISYS Fund
 Services, 3435 Stelzer Road, Columbus, Ohio 43219, at 10:00 a.m.
(the "Special Meeting").  The following proposals were approved with the respective votes.
NestEgg Capital Preservation Fund
Proposal 1: To approve a new investment structure whereby the NestEgg Capital Preservation Fund's change from a master-feeder fund structure to a "fund of funds" structure:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	552,493.961	99.20%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	552,493.961	99.20%	100.00%
Proposal 2: To approve a new investment sub-advisory agreement between INTRUST Financial Services, Inc. and La Jolla Economics:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	552,493.961	99.20%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	552,493.961	99.20%	100.00%
NestEgg 2010 Fund
Proposal 1: To approve a new investment structure whereby the NestEgg 2010 Fund's change from a master-feeder fund structure to a "fund of funds" structure:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,524,613.975	93.73%	99.60%
AGAINST:	6061.080	0.37%	0.40%
ABSTAIN:	0	0%	0%
TOTAL:	1,530,675.055	94.1%	100.00%
Proposal 2:  To approve a new investment sub-advisory agreement between
 INTRUST Financial Services, Inc. and La Jolla Economics:
NestEgg Funds
Proxy Vote Disclosure (Unaudited), continued
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,524,613.975	93.73%	99.60%
AGAINST:	6061.080	0.37%	0.40%
ABSTAIN:	0	0%	0%
TOTAL:	1,530,675.055	94.1%	100.00%
NestEgg 2020 Fund
Proposal 1: To approve a new investment structure whereby the NestEgg 2020 Fund's change from a master-feeder fund structure to a "fund of funds" structure:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	2,591,613.823	96.15%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	2,591,613.823	96.15%	100.00%
Proposal 2: To approve a new investment sub-advisory agreement between INTRUST Financial Services, Inc. and La Jolla Economics:
No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	2,591,613.823	96.15%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	2,591,613.823	96.15%	100.00%
NestEgg 2030 Fund
Proposal 1: To approve a new investment structure whereby the NestEgg 2030 Fund's change from a master-feeder fund structure to a "fund of funds" structure:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,217,953.807	90.25%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	1,217,953.807	90.25%	100.00%
NestEgg Funds
Proxy Vote Disclosure (Unaudited), continued
Proposal 2: To approve a new investment sub-advisory agreement between INTRUST Financial Services, Inc. and La Jolla Economics:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,217,953.807	90.25%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	1,217,953.807	90.25%	100.00%
NestEgg 2040 Fund
Proposal 1: To approve a new investment structure whereby the NestEgg 2040 Fund's change from a master-feeder fund structure to a "fund of funds" structure:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,154,077.524	92.17%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	1,154,077.524	92.17%	100.00%
Proposal 2: To approve a new investment sub-advisory agreement between INTRUST Financial Services, Inc. and La Jolla Economics:
	No. of Shares	% of Outstanding
Shares	% of Shares
Voted
FOR:	1,154,077.524	92.17%	100.00%
AGAINST:	0	0%	0%
ABSTAIN:	0	0%	0%
TOTAL:	1,154,077.524	92.17%	100.00%